UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): September 6, 2012
HealthSouth Corporation
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(I.R.S. Employer Identification No.)

3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243
(Address of Principal Executive Offices, Including Zip Code)
(205) 967-7116
(Registrant's Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.
During 2012, HealthSouth Corporation (the "Company") has adopted certain accounting standard updates related to its provision for doubtful accounts and disclosure of fair value measurements. Therefore, in order to present previously provided financial information on a basis that is comparable to the basis on which the Company prepared and reported similar information in its Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2012 and March 31, 2012 (the "2012 Quarterly Reports"), the Company has recast its previously issued annual financial statements and certain other financial information originally reported within its Annual Report on Form 10-K for the year ended December 31, 2011 (the "2011 Form 10-K"), filed on February 23, 2012, to reflect the following:

•
Effective January 1, 2012, the Company adopted Accounting Standards Update 2011-07, Healthcare Entities (Topic 954), "Presentation and Disclosure of Patient Service Revenue, Provision for Bad Debts, and the Allowance for Doubtful Accounts for Certain Healthcare Entities," which requires certain healthcare entities to present the provision for doubtful accounts relating to patient service revenue as a deduction from patient service revenue in the statement of operations rather than as an operating expense. All periods have been reclassified to conform to this presentation. The Company's adoption of this standard had no net impact on its financial position, results of operations, or cash flows. This standard also requires healthcare entities to provide enhanced disclosure about their policies for recognizing revenue and assessing bad debts, as well as qualitative and quantitative information about changes in the allowance for doubtful accounts. See the "Net Operating Revenues," "Accounts Receivable and Allowance for Doubtful Accounts," and "Recent Accounting Pronouncements" sections of Note 1, Summary of Significant Accounting Policies, to the consolidated financial statements included as Exhibit 99.4 to this filing.

•
In the first quarter of 2012, the Company adopted additional guidance from the Financial Accounting Standards Board regarding fair value measurement and disclosure requirements. The additional guidance includes the requirement to categorize by level of the fair value hierarchy items not measured at fair value in the Company's balance sheet but for which fair value is required to be disclosed. This requirement primarily impacted the Company's fair value disclosures related to its long-term debt and had no impact on the Company's financial position, results of operations, or cash flows. See the "Recent Accounting Pronouncements" section of Note 1, Summary of Significant Accounting Policies, and Note 15, Fair Value Measurements, to the consolidated financial statements included as Exhibit 99.4 to this filing.

This Current Report on Form 8-K updates Items 6, 7, 8, and 15 of the 2011 Form 10-K to recast the financial statements as described above. No items of the 2011 Form 10-K other than those specifically identified above are being revised by this filing. Information in the 2011 Form 10-K is generally stated as of December 31, 2011, and this filing does not reflect any subsequent information or events other than the adoption of the accounting updates described above. Without limitation of the foregoing, this filing does not purport to update the Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in the 2011 Form 10-K for any information, uncertainties, transactions, risks, events or trends occurring, or known, to management. More current information is contained in the Company’s 2012 Quarterly Reports and other filings with the United States Securities and Exchange Commission (the “SEC”). This Current Report on Form 8-K should be read in conjunction with the 2011 Form 10-K, the 2012 Quarterly Reports, and other filings with the SEC. The 2012 Quarterly Reports and other filings contain important information regarding events, developments, and updates to certain expectations of the Company that have occurred since the filing of the 2011 Form 10-K.

ITEM 9.01. Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Description
23	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
99.1	Item 6. Selected Financial Data.
99.2	Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations.
99.3	Item 8. Financial Statements and Supplementary Data.
99.4	Item 15. Financial Statements.
101	Sections of the HealthSouth Corporation Annual Report on Form 10-K for the year ended December 31, 2011, formatted in XBRL (eXtensible Business Reporting Language), submitted in the following files:
101.INS XBRL Instance Document
101.SCH XBRL Taxonomy Extension Schema Document
101.CAL XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF XBRL Taxonomy Extension Definition Linkbase Document
101.LAB XBRL Taxonomy Extension Label Linkbase Document
101.PRE XBRL Taxonomy Extension Presentation Linkbase Document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
HEALTHSOUTH CORPORATION

By:	/S/ JOHN P. WHITTINGTON
	Name:	John P. Whittington
	Title:	Executive Vice President, General Counsel and Corporate Secretary

Dated: September 6, 2012